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                                                                     EXHIBIT 4.6


                                 LOAN AGREEMENT

               AGREEMENT, dated as of October 29, 2001, between SHERBORNE & COMPANY INCORPORATED, a Delaware corporation ("LENDER"), and AMPEX DATA SYSTEMS CORPORATION, a Delaware corporation ("BORROWER").

               Lender and Borrower desire to provide the terms upon which Loans shall be advanced by Lender to Borrower. Accordingly, Lender and Borrower hereby agree as follows:

               SECTION 1. Loans. From time to time Lender shall, upon Borrower's
                          -----
request as set forth herein, advance funds to Borrower in the form of secured loans on a revolving credit basis for working capital corporate purposes ("Loans") up to an aggregate amount at any one time outstanding not in excess of $2,500,000 (subject to reduction as provided in Section 3 below). All Loans shall be evidenced by a Promissory Note (the "Note") in substantially the form of Annex A attached hereto. Lender agrees to record all Loans and repayments of
   -------
Loans on the schedule(s) attached to such Note (but the failure of Lender to make any such recordation shall not affect the obligation of Borrower hereunder or under the Note.) The Loans shall be (i) secured by a lien and security interest in favor of Lender in the "Collateral" described in the form of Security Agreement (the "Security Agreement") in substantially the form of Annex
                                                                           -----
B attached hereto, and (ii) unconditionally guaranteed by Ampex Corporation, a
-
Delaware corporation ("Guarantor"), the corporate parent of Borrower, pursuant to a Guarantee Agreement (the "Guarantee") in substantially the form of Annex C
                                                                        -------
attached hereto. All Loans heretofore or hereafter made by Lender to Borrower shall be governed by this Agreement. Lender shall make no Loans on or after, and all Loans, accrued and unpaid interest thereon and all other fees and charges due and payable hereunder, including costs and expenses for which the Borrower is obligated, shall be due and payable on, March 31, 2002.

               SECTION 2. Conditions to Loans.
                          -------------------

               (a) As conditions precedent to the making of the initial Loan hereunder:

               (I) Borrower shall have:

                  (i) entered into an amendment to the Note Purchase Agreement, dated as of November 6, 2000, pursuant to which the Borrower issued and there are outstanding $8,919,555.56 aggregate principal amount of Senior Discount Notes (the "Discount Notes") to the Noteholders named therein ("Noteholders"), in form and substance satisfactory to Lender, pursuant to which amendment the Noteholders shall have unanimously consented and agreed to the incurrence of the Loans and the execution, delivery and performance of this Agreement, the Note, the Security Agreement and the Guarantee, and the extension of the stated maturity date of the Discount Notes to March 31, 2002;

                           (ii) executed and delivered the Note and the Security Agreement to Lender, and executed and filed a Form UCC-1 financing statement in the office of the Secretary of State of the State of Delaware (and such other public filing offices as Lender shall have specified);

                           (iii)    implemented a plan for repayment of
                                    Borrower's outstanding accounts payable
                                    indebtedness, which plan shall be in form and substance satisfactory to Lender;

                           (iv) delivered to Lender a report satisfactory to Lender listing the results of UCC lien searches in the States of California, Colorado, Delaware and New York;

                           (v) delivered to Lender certificates of public officials evidencing the good standing of Borrower in the State of Delaware and Borrower's qualification to do business in the States of California, Colorado and New York;

                           (vi)     [Reserved.]

                           (vii) delivered to Lender evidence satisfactory to Lender that valid policies of insurance covering the Collateral are in full force and effect, in each case naming the Lender as insured or loss payee, as its interests may appear; and

                           (viii) executed and delivered a certificate of an authorized officer of Borrower, dated the date of the initial Loan, to the effects that (x) all conditions precedent to the making of the initial Loan hereunder have been satisfied, (y) the representations and warranties of Borrower set forth in Section 6 hereof are true and correct as of the date of such Loan, and (z) that no Event of Default (as defined below) has occurred and is continuing; and

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               (II) Guarantor shall have:

                    (i)    executed and delivered to Lender the Guarantee; and

                    (ii) entered into an agreement with Lender, in form and substance satisfactory to Lender, pursuant to which Guarantor shall undertake (A) to issue to Lender (or its designee), as promptly as practicable following the effective date of the initial Loan hereunder, 1,000,000 shares of the Class A Common Stock of Guarantor, and (B) to prepare and file with the Securities and Exchange Commission not later than December 31, 2001 a registration statement under the Securities Act of 1933, as amended, covering such shares; provided, however, that such issuance shall
                                   --------- --------
                           be subject to the following: (x) Lender shall have advanced to Borrower at least $1,000,000 of Loans hereunder; and (y) such shares shall have been approved for listing on the American Stock Exchange.

               (b) As a condition to the making of each subsequent Loan hereunder, Borrower shall have delivered to Lender (i) a written request for such Loan at least two (2) days prior to the requested disbursement date, and
(ii) a certificate of an authorized officer of Borrower, dated the date of such request, to the effect that (x) since the date of the preceding borrowing hereunder, no event has occurred, and no claim, litigation or assessment has been instituted against Borrower or Guarantor, which is reasonably likely to have a material adverse effect on the business, assets or financial condition of Borrower or Guarantor; (y) the representations and warranties of Borrower set forth in Section 6 hereof are true and correct as of the date of such request, and (z) no Event of Default has occurred and is continuing, and no other event, which with notice or lapse of time or both would result in an Event of Default, has occurred and is continuing.

               SECTION 3.  Reduction of Commitment; Repayment of Loans. Lender's
                           -------------------------------------------
commitment to make Loans hereunder shall be reduced to $1,500,000 as of January 10, 2002 and to $750,000 as of February 10, 2002, and the principal amount of all Loans outstanding hereunder on such dates in excess of such reduced Loan commitment shall be repaid by Borrower on such dates and may not be reborrowed. All outstanding Loans, accrued and unpaid interest thereon and all other fees and charges due and payable hereunder, including costs and expenses for which the Borrower is obligated, shall be repaid by Borrower on March 31, 2002. Outstanding Loans may be prepaid by Borrower, in whole or in part, at any time from time to time without penalty or premium. All payments or prepayments of principal of the Loans shall be accompanied by payment in full of all accrued interest on the principal amount so paid or prepaid.

               SECTION 4.  Events of Default.  The entire outstanding principal
                           -----------------
amount of the Loans and all interest accrued thereon shall become due and payable, at the

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option of Lender, upon the occurrence and continuance beyond any applicable grace periods of any of the following events (each, an "Event of Default"):

               (a) Borrower shall default in the performance or observance of any obligation under this Agreement, the Note or the Security Agreement and such default shall continue for five (5) days;

               (b) any representation or warranty made by Borrower under this Agreement, the Note or the Security Agreement, or by Guarantor under the Guarantee, shall prove to be false, incorrect or breached by such party in any material respect as of the date on which made;

               (c) a material default by Borrower in the performance or observance of any obligation under any other indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which it or its property is bound evidencing or governing Borrower's indebtedness for borrowed money and the expiration of the applicable grace periods thereunder, if as a result of such default, the holder or holders thereof, or any trustee or agent on behalf of such holders, has caused the acceleration of such indebtedness;

               (d) a material default by Guarantor in the performance or observance of any obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Guarantor is a party or by which it or its property is bound evidencing or governing Guarantor's indebtedness for borrowed money and the expiration of the applicable grace periods thereunder, if as a result of such default, the holder or holders thereof, or any trustee or agent on behalf of such holders, has caused the acceleration of such indebtedness;

               (e) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) shall be filed against Borrower or Guarantor or all or any part of their respective properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or Guarantor shall file any answer admitting or not contesting such petition or application or indicating its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner; or

               (f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity) is filed by Borrower or Guarantor or for all or any part of their respective properties.

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               SECTION 5.  Interest. The aggregate principal amount of the Loans
                           --------
from time to time outstanding shall bear interest at the rate of 8% per annum (computed on the basis of a year of 360 days and actual days elapsed). Interest accrued on the Loans shall be paid on the last date of each calendar month during the term hereof and on each date of repayment of the principal of the Loans whether pursuant to Section 3 or otherwise.

               SECTION 6.  Representation and Warranties. Borrower hereby
                           -----------------------------
represents and warrants to Lender as follows:

               (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and is in good standing in each jurisdiction as to which the location of its assets or the nature of its business makes qualification necessary or in which the failure to so qualify would have a material adverse effect on its condition or operations, financial or otherwise, and has all corporate power and authority to conduct its business and to own or hold under lease its assets and properties, and to execute, deliver, and perform all of its obligations under, this Agreement and the Note and any other related documents to which it is a party;

               (b) the execution, delivery and performance by it of this Agreement, the Note and any related documents to which it is a party have been duly authorized by all necessary corporate action, do not contravene its charter, by-laws or any applicable laws, rules regulations, orders, writs, judgments, injunctions, decrees, determinations or awards, and do not and will not result in a breach of, or constitute a default under, or require any consent (other than consents which have been duly obtained and are in effect, consents described in Section 7(e) below, and other consents with respect to which Borrower's failure to obtain such consents will not result in a material adverse effect on Borrower or its business) under, any indenture or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected;

               (c) no authorization or approval by, and no notice to or filing with, any governmental authority or regulatory body is required to be obtained or made in connection with the execution, delivery and performance by it of this Agreement, the Note or the Security Agreement, except as noted in Section 5(c)(ii) of the Security Agreement;

               (d) this Agreement, the Note and each of the other related documents to which it is a party constitute the legal, valid and binding obligations of Borrower enforceable against it in accordance with its respective terms, except as such enforceability shall be subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity;

               (e) there is no pending or threatened action or proceeding affecting it before any court, governmental agency or arbitrator which may materially adversely

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affect its ability to perform its obligations hereunder or under the Note or any other related document to which it is a party or which purports to affect the legality, validity or enforceability of this Agreement, the Note or such other related document;

     (f) the indebtedness represented by the Loans is not subordinated to any other indebtedness of Borrower; and

     (g) no lien or security interest of any nature whatsoever relating to any of the Collateral is currently in effect, except as expressly permitted by the Security Agreement.

     SECTION 7.    Affirmative Covenants. Until later to occur of (i) the full
                   ---------------------
and final payment of all amounts payable to Lender under this Agreement and the Note or (ii) March 31, 2002, the Borrower shall:

     (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and any necessary qualification to do business in any foreign jurisdictions;

     (b) carry and maintain in full force and effect at all times with financially sound and reputable insurers acceptable to Lender insurance against such risks as are usually insured against by businesses engaged in the same or similar businesses as Borrower;

     (c) furnish or cause to be furnished to Lender: (i) within 30 days after the end of each fiscal month, and within 45 days after the end of each fiscal quarter, unaudited consolidated financial statements (including balance sheets, statements of income and loss and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of operations of Borrower and its subsidiaries as of the end of and for such fiscal period; (ii) within 90 days after the end of each fiscal year, audited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year; and (iii) such other financial information regarding the Collateral and the business of Borrower and Guarantor as Lender may, from time to time, reasonably request;

     (d) notify Lender, to the extent Borrower has actual knowledge thereof, of any Event of Default described above in Section 4(c) or 4(d), or any other event which, with notice or the lapse of time or both, would result in such an Event of Default; and

     (e) within thirty (30) days following the execution and delivery of this Agreement, obtain any landlords' or warehousemen's consents for the premises located at

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500 Broadway, Redwood City, California or for any other premises where the
Collateral located thereon has a value in excess of $100,000;

        (f) as promptly as practicable following the execution and delivery of this Agreement, deliver to Lender a favorable opinion of Borrower's counsel, in form and substance reasonably satisfactory to Lender, as to the due authorization, execution and delivery by Borrower of the Loan Agreement, the Note and the Security Agreement, and by Guarantor of the Guarantee, and as to such other legal matters incident to the making of the Loans as Lender may reasonably request.

        SECTION 8.     Negative Covenants. Until the later to occur of (i) the
                       ------------------
full and final payment of all amounts payable to Lender under this Agreement and the Note or (ii) March 31, 2002, the Borrower shall not, without the prior written consent of Lender:

        (a) permit any amendment to or modification of its Certificate of Incorporation or By-Laws which would adversely affect Lender; and

        (b) incur any additional indebtedness for borrowed money, or any other liability or obligation, in any case that is secured by a lien on any of the Collateral, other than liens expressly permitted by the Security Agreement.

        SECTION 9.     Indemnity and Expense.
                       ---------------------

        (a) Each of the parties hereto agrees to indemnify the other party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement or the Note), except claims, losses or liabilities resulting from such indemnified party's gross negligence or willful misconduct. The obligations of the parties hereto contained in this Section 9 shall survive the termination of this Agreement.

        (b) The Borrower will upon demand pay to the Lender the amount of any and all expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with (i) the negotiation, preparation, execution and performance of this Agreement, the Note, the Security Agreement and any other documents related hereto, (ii) the exercise or enforcement of any of the rights of the Lender under this Agreement, the Note or the Security Agreement; or (iii) the failure by the Borrower to perform or observe any of the provisions hereof.

        SECTION 10.    Notices. All notices, requests, demands and other
                       -------
communications to a party provided for or permitted hereunder shall, unless otherwise stated herein, be in writing and shall be sent to a party by certified mail, postage prepaid and return receipt requested; by telex, telegram or facsimile; by nationally recognized overnight courier service; or by hand delivery, in each case to such party at its address set forth below, or at such other address as such party may designate by written notice to the other in accordance with this provision, and shall be deemed to have been given or made: if by certified mail, return receipt requested, five
(5) days after mailing; if by telex, telegram or facsimile, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by hand, immediately upon personal delivery.

        SECTION 11.     Amendments; Waivers. No amendment or waiver of any
                        -------------------
provision of this Agreement, nor consent to any departure by either party herefrom, shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 12.     Successors and Assigns. This Agreement, and the terms,
                        ----------------------
covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        SECTION 13.     Severability. In case any provision of this Agreement
                        -------------
shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 14.     Waiver of Right to Trial by Jury. BORROWER AND LENDER
                        --------------------------------
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, CLAIM, DEMAND OR CAUSE OF ACTION BY THE OTHER PARTY HERETO ARISING UNDER, IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT, THE NOTE, THE SECURITY AGREEMENT OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT ANY PARTY MAY FILE AN ORIGINAL COUTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THIS CONSENT BY BORROWER AND LENDER TO THE WAIVER OF THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

        SECTION 15.     Consent to Jurisdiction.
                        -----------------------

        (a) Each of Borrower and Lender hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each

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of Borrower and Lender hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of Borrower and Lender also irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing or delivery of a copy of such process to such party at its address for notice specified herein by certified mail, return receipt requested.

                  (b) Nothing contained in this Section shall affect the right of Borrower or Lender to serve legal process in any other manner permitted by law or to bring any action or proceeding against the other party or its property in the courts of any other jurisdictions.

                  SECTION 16.  Governing Law.  The validity, interpretation and
                               -------------
enforcement of this Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

                  SECTION 17.  Counterparts. This Agreement may be executed in
                               -------------
any number of counterparts, all of which together shall constitute one and the same instrument. Any of the parties hereto may execute this Agreement by signing any such counterpart.

                                           Signature Page
                                           --------------

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                     LENDER:

                                     SHERBORNE & COMPANY INCORPORATED


                                     By /s/Edward J. Bramson
                                        ---------------------------------
                                        Edward J. Bramson
                                        President

                                     Address:
                                     --------
                                     135 East 57th Street
                                     New York, NY  10022



                                     BORROWER:

                                     AMPEX DATA SYSTEMS CORPORATION


                                     By /s/Craig L. McKibben
                                        ---------------------------------
                                        Name:  Craig L. McKibben
                                        Title: Vice President

                                     Address:
                                     -------
                                     500 Broadway
                                     Redwood City, CA 94063

                                       10